UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 26, 2022

Clean Earth Acquisitions Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-1883984	87-1431377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12600 Hill Country Blvd, Building R, Suite 275 Bee Cave, Texas	78738
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 508-1531

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value per share, one right and one-half of one redeemable warrant	CLINU	The Nasdaq Stock Market LLC
Class A common stock included as part of the units, par value $0.0001 per share	CLIN	The Nasdaq Stock Market LLC
Rights included as part of the units to acquire one-tenth (1/10) of one share of Class A common stock	CLINR	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	CLINW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 26, 2022,Clean Earth Acquisitions Corp., a Delaware corporation (the “Company”) issued an unsecured promissory note (the “Promissory Note”) to Clean Earth Acquisitions Sponsor LLC, the “Sponsor”). The Promissory Note does not bear any interest. The Promissory Note is in the aggregate principal amount of $850,000, and may be drawn by the Company from time to time. On September 29, 2022, $350,000 was drawn under the Promissory Note. The funds received may be used by the Company to fund its working capital requirements. The Promissory Note is issued in accordance with the Company’s Registration Statement on Form S-1 (333-261201), which provides that the Sponsor may make loans to the Company to fund the Company’s working capital requirements, up to $1,500,000 of which may be converted into Conversion Units (as defined below) at a price of $10.00 per Conversion Unit.

If the Company completes an initial business combination, the Company would repay such loaned amounts. In the event that the Company is unable to complete an initial business combination, the Company may use a portion of the working capital held outside its trust account to repay such loaned amounts but no proceeds from its trust account would be used for such repayment. The loan from the Sponsor is convertible in whole or part into units (the “Conversion Units”) at $10.00 per unit, at the option of the Sponsor. Each Conversion Unit will consist of one Class A common stock and one-half of one warrant The Conversion Units would be identical to the Conversion Units that were issued in a private placement concurrent with the Company’s initial public offering to the Sponsor.

A copy of the Promissory Note is filed as Exhibit 10.1.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. An aggregate of 85.000 Conversion Units, consisting of 85,000 shares of Class A Common Stock and 42,500 warrants would be issued if the entire aggregate amount of the Promissory Note is converted. The warrants would be exercisable for shares of Class A Common Stock, subject to the terms and conditions of the warrants and during the exercise period as provided in the warrant agreement governing the warrants. The Company has relied upon Section 4(a)(2) of the Securities Act of 1933, as amended, in connection with the issuance and sale of the Promissory Note, as it was issued to sophisticated investors without a view to distribution, and were not issued through any general solicitation or advertisement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
10.1	Promissory Note
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2022

Clean Earth Acquisitions Corp

By:	/s/ Aaron T. Ratner
Name: Aaron T. Ratner
Title: Chief Executive Officer